UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2018

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 3, 2018, Crown Holdings, Inc. (the “Company”) completed its previously announced acquisition of Signode Industrial Group Holdings (Bermuda) Ltd. (“Signode”) from an affiliate of the Carlyle Group pursuant to that certain Agreement and Plan of Merger, dated December 19, 2017 and as amended and restated on December 26, 2017 (such agreement, as previously and further amended, supplemented, amended and restated or otherwise modified from time to time, the “Merger Agreement,” and such acquisition, the “Signode Acquisition”).

As a result of the Signode Acquisition, Signode became an indirect wholly owned subsidiary of the Company. The Company paid a purchase price of approximately $3.9 billion in cash, representing $1.6 billion of purchase price and $2.3 billion of debt and certain other liabilities assumed, subject to customary closing adjustments.

The consideration paid by the Company for the Signode Acquisition was financed using available cash on hand, including proceeds from the Company’s (i) offering of €335 million in aggregate principal amount of senior unsecured notes due 2023 and €500 million in aggregate principal amount of senior unsecured notes due 2026, both issued by Crown European Holdings S.A., a subsidiary of the Company, and $875 million in aggregate principal amount of senior unsecured notes due 2026, issued by Crown Americas LLC and Crown Americas Capital Corp. VI, both subsidiaries of the Company, and (ii) borrowings of $100 million in aggregate principal amount of Additional Term A Loans (as defined in the Credit Agreement referred to below), $1.15 billion in aggregate principal amount of Dollar Term B Loans (as defined in the Credit Agreement) and €750 million in aggregate principal amount of Euro Term B Loans (as defined in the Credit Agreement), in each case under the Company’s Amended and Restated Credit Agreement, dated as of April 7, 2017 (as previously and further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”).

The foregoing description of the Signode Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on December 26, 2017 (the “Signing 8-K”) and incorporated herein by reference. Item 1.01 of the Signing 8-K is incorporated herein by reference, to the extent not inconsistent with or superseded by subsequent public filings or the description contained herein.

Item 8.01. Other Events.

On April 3, 2018, the Company issued a press release, filed herewith as Exhibit 99.1, announcing the completion of the Signode Acquisition.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Signode Acquisition will be filed by amendment to this Form 8-K within 71 calendar days after the date this Form 8-K was required to be filed with the SEC.

(b) Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Signode Acquisition will be filed by amendment to this Form 8-K within 71 calendar days after the date this Form 8-K was required to be filed with the SEC.

(d) Exhibits

Exhibit 99.1 Press release, dated April 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

By:	/s/ David A. Beaver
David A. Beaver
Vice President and Corporate Controller

Dated: April 6, 2018